UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2015

Date of Report (Date of earliest event reported)

HARTE HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

210/829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                      On January 29, 2015, the Company’s Board of Directors adopted an Executive Severance Policy (the “Policy”), applicable to the Company and its subsidiaries.  The Policy generally provides that (subject to certain exceptions) the Company’s corporate officers and certain executive employees designated by the Compensation Committee of the Board of Directors (each a “Participant”) whose employment is terminated by the Company without “cause,” and who do not already have a written severance agreement with the Company, shall receive certain severance benefits.  Such benefits include a severance payment equal to such Participant’s then-current base salary for the applicable severance period (not to exceed one year).  Also, subject to certain conditions, through the earlier to occur of (i) the eligibility of such Participant to participate in another employer’s group health plan, or (ii) the end of the applicable severance period, the Company will pay for a substantial portion of a Participant’s health continuation coverage elected under and in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985.

As a condition precedent to the obligation of the Company to provide the benefits to a Participant, such Participant shall first execute and deliver an effective and irrevocable termination agreement that shall include certain terms and conditions, including the following:

1.	A general waiver and release by Participant of all claims against the Company and its affiliates;

2.

Covenants (i) not to compete with the Company during the severance period, (ii) not to solicit the Company’s clients during the severance period, (iii) not to solicit Company employees for two years, and (iv) to comply with Participant’s confidentiality obligations to the Company, in each case consistent with the terms for such covenants as applicable to the Company’s corporate officers; provided that if the Participant has written agreement(s) that otherwise provide such covenants with at least such durations, the termination agreement shall instead ratify and confirm such covenants; and

3.	Participant’s resignation from all officer, director, manager and other fiduciary positions held with the Company.

The Company’s Chief Human Resources Officer will administer the Policy.

The foregoing description of the Policy does not purport to be a complete description of the Policy, and is qualified in its entirety by reference to the full text of the Policy, which is filed as an exhibit to this Form 8-K and incorporated by reference in this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                              On January 30, 2015, the Company filed a Certificate of Amendment of Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State to amend and restate the Article First of its Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 4, 1993, to change the Company’s name from “Harte-Hanks, Inc.” to Harte Hanks, Inc.”

The Amendment is filed as an exhibit to this Form 8-K and incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith.

3.1                            Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on January 30, 2015

10.1                     Executive Severance Policy dated January 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated: January 30, 2015

By:	/s/ Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on January 30, 2015

10.1	Executive Severance Policy dated January 29, 2015